UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8‑K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 29, 2019 (January 30, 2019)

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259    94-3267295

(Commission File Number)    (IRS Employer Identification No.)

2820 Orchard Parkway, San Jose, California    95134

(Address of Principal Executive Offices)    (Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On January 29, 2019, Align Technology, Inc. (the “Company”) and Slater Road I, LLC (“Seller”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) which provides for the purchase by the Company of a building located in Morrisville, North Carolina (the “Property”) from Seller, consisting of (i) fee title and ownership of 15.0 acres of land and all associated improvements including a +/- 200,564 square foot, five-story office building completed in 2017 and (ii) exclusive use of vehicle parking spaces on land adjacent to the Property.

The purchase price for the Property is $58,100,000 subject to certain adjustments as set forth in the Purchase Agreement, of which $2,000,000 will be deposited into escrow no later than 4 business days after January 29, 2019 (the “Initial Payment”), an additional $56,100,000 will be deposited into escrow on or before the closing date.  Since the Company completed all studies and investigations deemed necessary to verify the physical condition of the Property prior to executing the Purchase Agreement, the Initial Payment shall be non-refundable except as set forth in the Purchase Agreement.  The closing is expected to occur on April 8, 2019, subject to the satisfaction of closing conditions, the execution of certain ancillary agreements and any extensions contemplated by the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed with the Company’s next quarterly report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 30, 2019    ALIGN TECHNOLOGY, INC.

By: /s/Roger E. George	Roger E. George Sr. Vice President, Chief Legal and Regulatory Officer